Exhibit 10.3

AMENDMENT NO. 1 TO

PROMISSORY NOTE AND DEED OF TRUST

This AMENDMENT NO. 1 TO PROMISSORY NOTE AND DEED OF TRUST (this “Amendment”), is entered into as of October 1, 2019, among:

(i) JDone LLC, a Colorado limited liability company (“Borrower”),

(ii) Thomas S. Yang, an individual (“Yang”), and

(iii) Gary C. Evans, an individual, (“Evans”), and a party solely for purposes of acknowledgment and consent.

Each of Borrower and Yang may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Yang and Borrower, entered into that certain Promissory Note and that certain Deed of Trust, each dated as of September 15, 2014 (collectively, the “Garfield Loan Documents”);

WHEREAS, each of the Parties wish to amend the maturity date and repayment terms contained in the Promissory Note and reiterated in the Deed of Trust;

WHEREAS, capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Promissory Note.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Principal Payment as Consideration. As of the date hereof, the principal outstanding on the Promissory Note is $777,255.49. In consideration for Yang agreeing to an amendment of the maturity date and payment terms, the Borrower agrees to make a principal payment in the amount of $150,000 (“Principal Payment”) on or before October 16, 2019. The Principal Payment is consideration for amendment of the Garfield Loan Documents.

2. Amendment to Maturity Date of Promissory Note and Section 2.1 of Deed of Trust.

a.	“October 16, 2019” in the first paragraph of the Promissory Note is hereby deleted and replaced with “the date set forth in the amended payment terms set forth below.”

b.	“October 31, 2019” in Section 2.1 of the Deed of Trust is hereby deleted and replaced with “fifteen days after the then effective maturity date as contained in the amended payment terms which have been incorporated by reference.”

3. Amendment of Payment Terms of Promissory Note and Section 2.1 of Deed of Trust.

a.	In the Promissory Note, following the sentence:

Fifth year interest rate with 25 year amortization monthly payment at $6,639.64.

The following payment schedule and amendment of maturity dates shall be inserted:

In addition to the 12 payments of $6,639.64 in the fifth year, following a principal payment of $150,000 on or before October 16, 2019, the Borrower shall be permitted to extend the maturity date of this Promissory Note in accordance with the following schedule:

The maturity date shall extend to July 15, 2020 the Borrower shall make 9 monthly payments of $6,639.94 on the 16th of each month beginning on October 16, 2019.

Subject to the payment of an extension fee of 1% of the principal then outstanding on July 15, 2020, the maturity date shall extend to January 15, 2021, the Borrower shall make 6 monthly payments based on an interest rate of 10% with 25 year amortization on the 16th of each month beginning on July 16, 2020.

Subject to the payment of an extension fee of 1% of the principal then outstanding on January 15, 2021, the maturity date shall extend to July 15, 2021, the Borrower shall make 6 monthly payments based on an interest rate of 11% with 25 year amortization on the 16th of each month beginning on January 16, 2021.

b.	In the Deed of Trust, Section 2.1 shall be amended by the incorporation by reference of the terms set forth in Section 3(a) of this Amendment, mutatis mutandis.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without regard to the principles of conflicts of laws thereof.

5. No Other Amendment. The terms of this Amendment shall supersede and prevail over any conflicting provisions of the Garfield Loan Documents. Except as amended hereby, and subject to the preceding sentence, all of the remaining terms of the Garfield Loan Documents shall remain unchanged and in full force and effect.

6. Miscellaneous. This Amendment may be executed by the parties in separate counterparts, each of which when so executed will be deemed an original, and both of which together will constitute one and the same instrument. This Amendment may be executed and delivered by electronic or facsimile transmission with the same effect as if delivered personally.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Yang:

THOMAS S. YANG

By:	/s/ Thomas S. Yang
	Name:	Thomas S. Yang
	Title:	An Individual

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Borrower:

JDONE LLC
By: Home Treasure Finders, Inc., its Parent

By:	/s/ Corey Wiegand
	Name:	Corey Wiegand
	Title:	Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT TO TERMS:

Evans:

/s/ Gary C. Evans
Gary C. Evans, an Individual

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